Exhibit 3.36
CODE OF BY-LAWS
OF
RADIO INDIANAPOLIS, INC.
ARTICLE 1
Identification
     Section 1.01. Name. The name of the Corporation is Radio Indianapolis, Inc. (hereinafter referred to as the “Corporation”).
     Section 1.02. Principal Office and Resident Agent; Power to Change. The post office address of the principal office of the Corporation is 1015 First Federal Building, Indianapolis, Indiana 46204; and the name and post office address of its Resident Agent is Mark W. Murphy, 1015 First Federal Building, Indianapolis, Indiana 46204. The location of its principal office or the designation of its Resident Agent, or both, may be changed at any time, or from time to time, when authorized by the Board of Directors, by filing with the Secretary of State, on or before the day any such change is to take effect, or within five days after the death of the Resident Agent or other unforeseen termination of his agency, a certificate signed by the President or a Vice-President, and the Secretary of the Corporation, and verified under oath by one of such officers signing the same, stating the change to be made and reciting that such change is made pursuant to authorization by the Board of Directors.
     Section 1.03. Place of Keeping Corporate Books and Records. The books of account, records, documents and papers of the Corporation shall be kept at 140 East Market Street, York, Pennsylvania 17401.
     Section 1.04. Seal. The Board of Directors of the Corporation may designate the design and cause the Corporation to obtain and use a corporate seal. The Corporation shall not be required to have a corporate seal or to use any corporate seal it may have for any purpose whatsoever. The absence of the impression of the corporate seal from any document shall not affect in any way the validity or effect of such document.
     Section 1.05. Fiscal Year. The fiscal year of the Corporation shall begin on the 1st day of January in each year and end on the 31st day of December in each year.
ARTICLE 2
Shares
     Section 2.01. Amount and Class. The total number of shares which the Corporation shall have authority to issue is ten thousand (10,000) shares with par value of Ten Dollars ($10.00). The ten thousand (10,000) shares of the Corporation shall be known as the shares of “Common Stock”.
     Section 2.02. Consideration for Shares. The Board of Directors shall issue the Common Stock of the Corporation in such manner and for such consideration as is specifically provided in the Articles of Incorporation, or, to the extent no specific provision is therein contained, in such manner and for such amount of consideration as may be fixed from time to time by the Board of Directors.
     Section 2.03. Subscriptions for Shares. Subscriptions for shares of the Common Stock of the Corporation shall be paid to the Treasurer at such time or times, in such installments or calls, and upon such terms, as shall be determined from time to time by the Board of Directors.
     Section 2.04. Payment for Shares. Subject to the provisions of the Articles of Incorporation, the consideration for the issuance of shares of the Common Stock of the Corporation may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor actually performed for, or services actually rendered to, the Corporation; provided, however, that the part of the surplus of the Corporation which is transferred to capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for the issuance of such shares. When payment of the consideration for which a share was authorized to be issued shall have been received by the Corporation, such share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such property, labor or services shall be conclusive. Promissory notes, uncertified checks, or future services shall not be accepted in payment or part payment for any of the Common Stock of the Corporation.
     Section 2.05. Certificates for Shares. Each holder of the Common Stock of the Corporation shall be entitled to a certificate, signed by the President and the Secretary of the Corporation stating the name of the registered holder, the number of shares represented thereby, that such shares are with par value of Ten Dollars ($10.00) and whether such shares have been fully paid and are not liable to any further call or assessment. Such certificates shall be substantially in the following form:
     [form stock certificate]

     Section 2.06. Certificates Issued Prior to Payment. If any certificate, representing shares of the Common Stock of the Corporation, is issued, but the shares represented thereby are not fully paid up, such certificate shall be legibly stamped to indicate the per centum which has been paid up, and as further payments are made thereon, the certificate shall be stamped accordingly.
     Section 2.07. Transfer of Stock. The Common Stock of the Corporation shall be transferable only on the books of the Corporation upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by his duly authorized attorney, such endorsement or endorsements to be witnessed by one witness. The requirement for such witnessing may be waived in writing upon the form of endorsement by the President of the Corporation.
     Section 2.08. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate for shares of Common Stock in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish affidavit as to such loss, theft or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft or destruction of such certificate.
ARTICLE 3
Meetings of Shareholders
     Section 3.01. Place of Meetings. All meetings of Shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice thereof, or proxies to represent Shareholders thereat.
     Section 3.02. Annual Meeting. The annual meeting of the Shareholders for the election of Directors, and for the transaction of such other business as may properly come before the meeting, shall be held at ten o’clock in the forenoon of the first Tuesday in March of each year, if such day is not a legal holiday, and if a holiday then on the first following day that -is not a legal holiday. Failure to hold the annual meeting at the designated time shall not work any forfeiture or a dissolution of the Corporation.
     Section 3.03. Special Meetings. Special meetings of the Shareholders may be called by the President, by the Board of Directors, or by Shareholders holding of record not less than one-fourth of all the shares of Common Stock outstanding and entitled by the Articles of Incorporation to vote on the business proposed to be transacted thereat; and shall be called by the President or Vice-President at the request in writing of a majority of the Board of Directors, or at the request in writing of Shareholders holding of record not less than a majority of all the shares of Common Stock outstanding and entitled by the Articles of Incorporation to vote on the business for which the meeting is being called.
     Section 3.04. Notice of Meetings. A written or printed notice, stating the place, day and hour of the meeting, and, in case of a special meeting or when otherwise required by any provision of The Indiana General Corporation Act, the Articles of Incorporation or the Code of

By-Laws, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary or by the Officers or persons calling the meeting to each holder of Common Stock of the Corporation at the time entitled to vote, at such address as appears upon the records of the Corporation, at least ten days before the date of the meeting. Notice of any such meeting may be waived in writing by any Shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and the time and place thereof. Attendance at any meeting, in person or by proxy, shall constitute a waiver of notice of such meeting. Each Shareholder who has in the manner above provided waived notice of a Shareholders’ meeting, or who personally attends a Shareholders’ meeting, or is represented thereat by a proxy duly authorized to appear by an instrument of proxy complying with the requirements hereinafter set forth, shall be conclusively presumed to have been given due notice of such meeting.
     Section 3.05. Addresses of Shareholders. The address of any Shareholder appearing upon the records of the Corporation shall be deemed to be the same address as the latest address of such Shareholder appearing on the records maintained by the Secretary of the Corporation.
     Section 3.06. Voting at Meetings.
     Clause (a). Voting Rights. Every holder of Common Stock shall have the right, at every meeting of the Shareholders of the Corporation, with respect to every matter to be voted upon, to one (1) vote for each share of Common Stock standing in his name on the books of the Corporation.
     Clause (b). Proxies. A Shareholder may vote, either in person or by proxy executed in writing by the Shareholder or a duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein.
     Clause (c). Quorum. At any meeting of Shareholders, a majority of the shares of the Common Stock outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum.
     Clause (d). Voting Lists. The Secretary of the Corporation shall make, at least five days before each election of Directors, a complete list of the Shareholders entitled by the Articles of Incorporation to vote at such election, arranged in alphabetical order, with the address and number of shares so entitled to vote held by each, which list shall be on file at the principal office of the Corporation and subject to inspection by any Shareholder. Such list shall be produced and kept open at the time and place of election and subject to the inspection of any Shareholder during the holding of such election. The original stock register or transfer book, or a duplicate thereof kept in the State of Pennsylvania, shall be the only evidence as to who are the Shareholders entitled to examine such list, or the stock ledger or transfer book, or to vote at any meeting of the Shareholders.
     Section 3.07. Order of Business. The order of business at the annual meetings, and so tar as practicable at all other meetings, of Shareholders, shall be:
     Item (1). Proof of due notice of meeting.
     Item (2). Call of roll.

     Item (3). Reading and disposal of any unapproved minutes.
     Item (4). Annual reports of Officers and Committees.
     Item (5). Unfinished business.
     Item (6). New business.
     Item (7). Election of Directors.
     Item (8). Adjournment.
     Section 3.08. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting if, prior to such action, a consent in writing setting forth the action so taken is signed by all the Shareholders entitled to vote with respect thereto, and such written consent is filed with the proceedings of the Shareholders.
ARTICLE 4
The Board of Directors
     Section 4.01. Number, Election and Qualification. At each annual meeting of the Shareholders, the Directors shall be elected by the holders of the Common Stock entitled -by the Articles of Incorporation to elect Directors. Directors shall be elected for a term of one year; however, they shall hold office until their respective successors are chosen and qualified. Unless changed by an appropriate amendment of this Section, the business of the Corporation shall be managed by a Board of three (3) Directors; provided that at any time when all the shares of the Corporation are owned beneficially and of record by either one or two persons, the number of Directors shall be equal to the number of Shareholders. Directors need not be Shareholders of the Corporation. No decrease in the number of Directors at any time provided for by the Code of By-Laws shall have the effect of shortening the term of any incumbent director.
     Section 4.02. Annual Meeting. The Board of Directors shall meet each year immediately after the annual meeting of the Shareholders, at the place where such meeting of the Shareholders has been held, for the purpose of organization, election of Officers, and consideration of any other business that may properly be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of Officers may be held at any subsequent meeting of the Board specifically called in the manner provided in Section 4.03 of this Article.
     Section 4.03. Special Meetings. Special meetings of the Board of Directors may be called at any time by the President, and shall be called on the written request of any member of the Board of Directors. Notice of such a special meeting shall be sent by the Secretary to each Director at his residence or usual place of business by letter, telegram, cable or radiogram, at such time that, in regular course, such notice would reach such place not later than during the second day immediately preceding the day for such meeting; or may be delivered by the Secretary to a Director personally at any time during such second preceding day. At any meeting at which all Directors are present, notice of the time, place and purpose thereof shall be deemed waived; and notice may be waived by absent Directors, either by written instrument, telegram, cable or radiogram. Such meetings may be held at any place within or without the State of Indiana, as may be specified in the respective notices, or waivers of notice, thereof.
     Section 4.04. Quorum. A majority of the actual number of Directors elected aid qualified, from time to time shall be necessary to constitute a quorum.
     Section 4.05. Vacancies. Any vacancy occurring in the Board of Directors, caused by removal, resignation, death or other incapacity, or increase in the number of Directors, may be filled by a majority vote of the remaining members of the Board of Directors, until the next annual or special meeting of the Shareholders. If the vote of the remaining members of the Board shall result in a tie, such vacancy shall be filled by vote of the Shareholders at a special meeting-called for the purpose.
     Section 4.06. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of directors, or of any committee thereof, may be taken without a meeting, if, prior to such action, a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.
     Section 4.07. Removal. Any Director may be removed, either with or without cause, at any special meeting of the Shareholders by the affirmative vote of a majority in number of shares of the Shareholders of record present in person or by proxy and entitled to vote for the election of Directors, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting. If the notice calling such meeting shall so provide, the vacancy caused by such removal may be filled at such meeting by vote of a majority of the Shareholders present and entitled to vote for the election of Directors.
     Section 4.08. Powers of Directors. The Board of Directors shall exercise all the powers of the Corporation, subject to the restrictions imposed by law, by the Articles of Incorporation, or by the Code of By-Laws.
     Section 4.09. Compensation of Directors. The Board of Directors is empowered and authorized to fix and determine the compensation of Directors for attendance at meetings of the Board and additional compensation for such additional services any of such Directors may perform for the Corporation.
ARTICLE 5
Executive Committee
     Section 5.01. Designation of Executive Committee. The Board of Directors may, by resolution adopted by a majority of the actual number of Directors elected and qualified, from time to time, designate two or more of its number to constitute an Executive Committee, which Committee, to the extent provided in such resolution, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation; but the designation of such Committee and the delegation thereto of authority shall not operate to relieve the Board of

Directors, or any member thereof, of any responsibility imposed upon it or him by The Indiana General Corporation Act. No member of the Executive Committee shall continue to be a member thereof after he ceases to be a Director of the Corporation. The Board of Directors shall have the power at any time to increase or diminish the number of members of the Executive Committee, to fill vacancies thereon, to change any member thereof, and to change the functions or terminate the existence thereof.
     Section 5.02. Powers of the Executive Committee. During the intervals between meetings or the board of Directors, and subject to such limitations as may be required by law or by resolution of the Board of Directors, the Executive Committee shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation. The Executive Committee may also from time to time formulate and recommend to the Board of Directors for approval general policies regarding the management of the business and-affairs of the Corporation. All minutes of meetings of the Executive Committee shall be submitted to the next succeeding meeting of the Board of Directors for approval; but failure to submit the same or to receive the approval thereof shall not invalidate any completed or incompleted action taken by the Corporation upon authorization by the Executive. Committee prior to the time at which the same should have been, or were, submitted as above provided.
     Section 5.03. Procedure; Meetings; Quorum. The Chairman of the Executive Committee of the Corporation, shall, if present, act as Chairman at all meetings of the Executive Committee and the Secretary of the Corporation shall, if present, act as Secretary of the meeting. In case of the absence from any meeting of the Executive Committee of the Chairman of the Executive Committee or the Secretary of the Corporation, the Executive Committee shall appoint a chairman or secretary, as the case may be, of the meeting. The Executive Committee shall keep a record of its acts and proceedings. Regular meetings of the Executive Committee, of which no notice shall be necessary, shall be held on such days and at such places as shall be fixed by resolution adopted by a majority of the Executive Committee. Special meetings of the Executive Committee shall be-called at the request of any member of the Executive Committee. Written notice of each special meeting of the Executive Committee shall be sent by the Secretary to each member of the Executive Committee at his residence or usual place of business by letter, telegram, cable or radiogram, at such time that, in regular course, such notice would reach such place not later than the day immediately preceding the day for such meeting; or may be delivered by the Secretary to a member personally at any time during such immediately preceding day. Notice of any such meeting need not be given to any member of the Executive Committee who has waived such notice, either in writing or by telegram, cable or radiogram, arriving either before or after such meeting, or who shall be present at the meeting. Any meeting of the Executive Committee shall be a legal meeting, without notice thereof having been given, if all the members of the Executive Committee who have not waived notice thereof in writing or by telegram, cable or radiogram, shall be present in person. The Executive Committee may hold its meetings within or without the State of Indiana,. at such place as it may from time to time by resolution determine. A majority of the Executive Committee, from time to time, shall be necessary to constitute a quorum for the transaction of any business, and-the act of a majority of the members present at a meeting at which a quorum is present shall be an act of the Executive Committee. The members of the Executive Committee shall act only as a Committee, and the individual members shall have no power as such. The Board of Directors may vote to the members of the Executive Committee a reasonable fee as compensation for attendance at meetings of such Committee.
     Section 5.04. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Executive Committee may be taken without a meeting if, prior to such action, a consent in writing setting forth the action. so taken is signed by all members of the Executive Committee, and such written consent is filed with the minutes of the proceedings of the Executive Committee.
ARTICLE 6
The Officers
     Section 6.01. Number. The Officers of the Corporation shall consist of the President, one or more Vice-Presidents, the Secretary, Treasurer and such other subordinate officers as may be chosen by the Board of Directors at such time and in such manner and for such terms as the Board of Directors may prescribe. Any two or more offices may be held by the same person, except that the President shall not concurrently hold office as Secretary.
     Section 6.02. Election, Term of Office and Qualification. The officers shall be chosen annually by the board of Directors. Each officer shall hold office until his successor is chosen and qualified, or until his death, or until he shall have resigned, or shall have been removed in the manner hereinafter provided.
     Section 6.03. Removal. Any officer may be removed, either with or without cause, at any time, by the vote of a majority of the actual number of Directors elected and qualified, from time to time, at a special meeting called for the purpose.
     Section 6.04. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, or to the President or the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 6.05. Vacancies. Whenever any vacancies shall occur in any office by death, resignation, removal, increase in the number of offices. of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office during the remainder of the term for which his predecessor was elected or as otherwise provided herein.
     Section 6.06. The President. The President, who shall be chosen from among the Directors, shall preside at all meetings of Shareholders and Directors, discharge all the duties which devolve upon a presiding officer, and perform such other duties as the Code of By-Laws provides or the Board of Directors may prescribe. The President shall have full authority to execute proxies in behalf of the Corporation, to vote stock owned by it in any other corporation, and to execute, with the Secretary, powers of attorney appointing other corporations, partnerships, or individuals the agent of the Corporation, all subject to the provisions of The Indiana General Corporation Act, the Articles of Incorporation and the Code of By-Laws.

     Section 6.07. The Vice-President. The Vice-President shall perform all duties incumbent upon the President during the absence or disability of the President, and perform such other duties as the Code of By-Laws may require or the Board of Directors may prescribe.
     Section 6.08. The Secretary. The Secretary shall attend all-meetings of the Shareholders and of the Board of Directors, and shall keep or cause to be kept in a book provided for the purpose a true and complete record of the proceedings of such meetings, and shall perform a like duty for all standing committees appointed by the Board of Directors, when required. He shall attend to the giving and serving of all notices of the Corporation, and shall perform such other duties as the Code of By-Laws may require or the Board of Directors may prescribe.
     Section 6.09. The Treasurer. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation. He shall be the legal custodian of all moneys, notes, securities and other valuables which may from time to time come into the possession of the Corporation. He shall immediately deposit all funds of the Corporation coming into his hands in some reliable bank or other depository to be designated by the Board of Directors, and shall keep such bank account in the name of the Corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and shall perform such other duties as the Code of By-Laws may require or the Board of Directors may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.
     Section 6.10. Delegation of Authority. In case of the absence of any Officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other Officer or to any Director, for the time being, provided a majority of the entire Board concurs therein.
     Section 6.11. Salaries. The salaries of the Officers shall be fixed, from time to time, by the Board of Directors. No Officer shall be prevented from receiving such salary by reason of the fact he is also a Director of the Corporation.
ARTICLE 7
Limitation of Liability
     Section 7.01. Limitation of Liability. No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a Director, Officer, or employee of the Corporation in good faith, if such person
     (i) exercised or used the same degree of such purpose or by written consent as provided in Section 4.06 of this Code of By-Laws.

     The foregoing By-Laws have been read and by signature below are hereby approved this 20th day of June.
/s/ Louis J. Appell, Jr.
Louis J. Appell, Jr.
/s/ Arthur W. Carlson
Arthur W. Carlson
/s/ William H. Simpson
William H. Simpson